Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisitions Summary and Property Portfolio	14

Definitions	15

Press Release Dated May 9, 2023	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Operating Information
Number of Communities	135	128
Number of Sites	25,738	24,118
Rental and Related Income	$45,305	$41,577
Community Operating Expenses	$20,088	$18,071
Community NOI	$25,217	$23,506
Expense Ratio	44.3%	43.5%
Sales of Manufactured Homes	$7,302	$4,291
Number of Homes Sold	83	61
Number of Rentals Added	230	52
Net Income (Loss)	$(1,501)	$3,275
Net Loss Attributable to Common Shareholders	$(5,297)	$(4,325)
Adjusted EBITDA excluding Non-Recurring Other Expense	$23,461	$22,116
FFO Attributable to Common Shareholders	$10,640	$8,544
Normalized FFO Attributable to Common Shareholders	$11,720	$10,413

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	59,085	52,301
Diluted	59,085	52,301
Net Loss Attributable to Common Shareholders per Share-
Basic and Diluted	$(0.09)	$(0.09)
FFO per Share-
Diluted	$0.18	$0.16
Normalized FFO per Share-
Diluted	$0.20	$0.19
Dividends per Common Share	$0.205	$0.20

Balance Sheet
Total Assets	$1,370,341	$1,413,826
Total Liabilities	$778,947	$644,212

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs	$751,464	$615,161
Equity Market Capitalization	$887,162	$1,315,564
Series C Preferred Stock	$-0-	$247,100
Series D Preferred Stock	$247,237	$215,219
Total Market Capitalization	$1,885,863	$2,393,044

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$87,286	$86,619
Site and Land Improvements	855,490	846,218
Buildings and Improvements	35,956	35,933
Rental Homes and Accessories	441,535	422,818
Total Investment Property	1,420,267	1,391,588
Equipment and Vehicles	27,247	26,721
Total Investment Property and Equipment	1,447,514	1,418,309
Accumulated Depreciation	(375,830)	(363,098)
Net Investment Property and Equipment	1,071,684	1,055,211

Other Assets
Cash and Cash Equivalents	32,858	29,785
Marketable Securities at Fair Value	39,285	42,178
Inventory of Manufactured Homes	88,342	88,468
Notes and Other Receivables, net	70,146	67,271
Prepaid Expenses and Other Assets	15,517	20,011
Land Development Costs	28,743	23,250
Investment in Joint Venture	23,766	18,422
Total Other Assets	298,657	289,385

TOTAL ASSETS	$1,370,341	$1,344,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$460,943	$508,938
Other Liabilities
Accounts Payable	6,020	6,387
Loans Payable, net of unamortized debt issuance costs	191,102	153,531
Series A Bonds, net of unamortized debt issuance costs	99,419	99,207
Accrued Liabilities and Deposits	12,741	16,852
Tenant Security Deposits	8,722	8,485
Total Other Liabilities	318,004	284,462
Total Liabilities	778,947	793,400

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 and 9,300 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 9,889 and 9,015 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	247,237	225,379
Common Stock- $0.10 par value per share: 149,648 and 154,048 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 59,984 and 57,595 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5,998	5,760
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of March 31, 2023 and December 31, 2022	-0-	-0-
Additional Paid-In Capital	361,331	343,189
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	589,202	548,964
Non-Controlling Interest in Consolidated Subsidiaries	2,192	2,232
Total Shareholders’ Equity	591,394	551,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,370,341	$1,344,596

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
INCOME:
Rental and Related Income	$45,305	$41,577
Sales of Manufactured Homes	7,302	4,291
TOTAL INCOME	52,607	45,868

EXPENSES:
Community Operating Expenses	20,088	18,071
Cost of Sales of Manufactured Homes	4,985	2,983
Selling Expenses	1,812	1,155
General and Administrative Expenses	4,982	3,898
Depreciation Expense	13,373	11,717
TOTAL EXPENSES	45,240	37,824

OTHER INCOME (EXPENSE):
Interest Income	1,138	910
Dividend Income	706	780
Gain (Loss) on Sales of Marketable Securities, net	(42)	30,721
Decrease in Fair Value of Marketable Securities	(2,395)	(31,750)
Other Income	328	220
Loss on Investment in Joint Venture	(305)	(121)
Interest Expense	(8,330)	(5,487)
TOTAL OTHER INCOME (EXPENSE)	(8,900)	(4,727)

Income (Loss) before Gain (Loss) on Sales of Investment Property and Equipment	(1,533)	3,317
Gain (Loss) on Sales of Investment Property and Equipment	32	(42)
NET INCOME (LOSS)	(1,501)	3,275

Preferred Dividends	(3,836)	(7,600)
Loss Attributable to Non-Controlling Interest	40	-0-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,297)	$(4,325)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$(0.09)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	59,085	52,301
Diluted	59,085	52,301

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(1,501)	$3,275
Non-Cash Items Included in Net Income (Loss):
Depreciation	13,373	11,717
Amortization of Financing Costs	518	406
Stock Compensation Expense	1,528	1,169
Provision for Uncollectible Notes and Other Receivables	358	183
(Gain) Loss on Sales of Marketable Securities, net	42	(30,721)
Decrease in Fair Value of Marketable Securities	2,395	31,750
(Gain) Loss on Sales of Investment Property and Equipment	(32)	42
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	126	(10,629)
Notes and Other Receivables, net of notes acquired with acquisitions	(3,232)	(2,761)
Prepaid Expenses and Other Assets	3,606	1,482
Accounts Payable	(367)	91
Accrued Liabilities and Deposits	(4,111)	(485)
Tenant Security Deposits	237	89
Net Cash Provided by Operating Activities	12,940	5,608

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(3,679)	(5,989)
Purchase of Investment Property and Equipment	(26,767)	(12,240)
Proceeds from Sales of Investment Property and Equipment	632	738
Additions to Land Development Costs	(5,493)	(3,523)
Purchase of Marketable Securities	(6)	(5)
Proceeds from Sales of Marketable Securities	462	55,752
Investment in Joint Venture	(5,344)	(116)
Net Cash Provided by (Used in) Investing Activities	(40,195)	34,617

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	-0-	25,643
Net Proceeds (Payments) from Short-Term Borrowings	37,984	(4,951)
Principal Payments of Mortgages and Loans	(48,214)	(2,891)
Proceeds from Bond Issuance	-0-	102,670
Financing Costs on Debt	(501)	(5,040)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	19,291	-0-
Proceeds from At-The-Market Common Equity Program, net of offering costs	34,288	38,369
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	1,862	763
Proceeds from Exercise of Stock Options	137	993
Preferred Dividends Paid	(3,836)	(7,600)
Common Dividends Paid, net of dividend reinvestments	(11,571)	(9,495)
Net Cash Provided by Financing Activities	29,440	138,461

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,185	178,686
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	40,876	125,026
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$43,061	$303,712

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Non-Recurring Other Expense

Net Income (Loss)	$(1,501)	$3,275
Interest Expense	8,330	5,487
Franchise Taxes	101	96
Depreciation Expense	13,373	11,717
Depreciation Expense from Unconsolidated Joint Venture	159	81
Decrease in Fair Value of Marketable Securities	2,395	31,750
(Gain) Loss on Sales of Marketable Securities, net	42	(30,721)
Adjusted EBITDA	22,899	21,685
Non-Recurring Other Expense (2)	562	431
Adjusted EBITDA excluding Non-Recurring Other Expense	$23,461	$22,116

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(5,297)	$(4,325)
Depreciation Expense	13,373	11,717
Depreciation Expense from Unconsolidated Joint Venture	159	81
(Gain) Loss on Sales of Investment Property and Equipment	(32)	42
Decrease in Fair Value of Marketable Securities	2,395	31,750
(Gain) Loss on Sales of Marketable Securities, net	42	(30,721)
Funds from Operations Attributable to Common Shareholders (“FFO”)	10,640	8,544

Adjustments:
Redemption of Preferred Stock (1)	-0-	1,032
Amortization of Financing Costs (1)	518	406
Non-Recurring Other Expense (2)	562	431
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”) (1)	$11,720	$10,413

(1) Normalized FFO as previously reported for the three months ended March 31, 2022, was $8,975, or $0.17 per diluted share. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months ended March 31, 2023 and 2022. After making these adjustments for the three months ended March 31, 2022, Normalized FFO was $10,413, or $0.19 per diluted share.

(2) Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431) and non-recurring expenses for the joint venture with Nuveen ($47), one-time legal fees ($20), fees related to the establishment of the OZ Fund ($33), and costs associated with an acquisition that was not completed ($31) for the three months ended March 31, 2023. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period for the three months ended March 31, 2022.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Three Months Ended				Year Ended
	March 31, 2023		March 31, 2022		December 31, 2022
Shares Outstanding	59,984		53,500		57,595
Market Price Per Share	$14.79		$24.59		$16.10
Equity Market Capitalization	$887,162		$1,315,564		$927,298
Total Debt	751,464		615,161		761,676
Preferred	247,237		462,319		225,379
Total Market Capitalization	$1,885,863		$2,393,044		$1,914,353

Total Debt	$751,464		$615,161		$761,676
Less: Cash and Cash Equivalents	(32,858)		(292,465)		(29,785)
Net Debt	718,606		322,696		731,891
Less: Marketable Securities at Fair Value (“Securities”)	(39,285)		(56,971)		(42,178)
Net Debt Less Securities	$679,321		$265,725		$689,713

Interest Expense	$8,330		$5,487		$26,439
Capitalized Interest	1,331		330		2,730
Preferred Dividends	3,836		7,600		23,221
Total Fixed Charges	$13,497		$13,417		$52,390

Adjusted EBITDA excluding Non-Recurring Other Expense	$23,461		$22,116		$89,926

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	38.1%		13.5%		38.2%

Net Debt Plus Preferred / Total Market Capitalization	51.2%		32.8%		50.0%

Net Debt Less Securities / Total Market Capitalization	36.0%		11.1%		36.0%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	49.1%		30.4%		47.8%

Interest Coverage	2.4	x	3.8	x	3.1	x

Fixed Charge Coverage	1.7	x	1.6	x	1.7	x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	7.7	x	3.6	x	8.1	x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	7.2	x	3.0	x	7.7	x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	10.3	x	8.9	x	10.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.9	x	8.2	x	10.2	x

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	8

Debt Analysis

(dollars in thousands) (unaudited)

	Three Months Ended		Year Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$465,495	$479,454	$513,709
Unamortized Debt Issuance Costs	(4,552)	(4,988)	(4,771)

Mortgages, Net of Unamortized Debt Issuance Costs	$460,943	$474,466	$508,938
Loans Payable:
Unsecured Line of Credit	$100,000	$25,000	$75,000
Other Loans Payable	92,209	16,994	79,226

Total Loans Before Unamortized Debt Issuance Costs	192,209	41,994	154,226
Unamortized Debt Issuance Costs	(1,107)	(120)	(695)

Loans, Net of Unamortized Debt Issuance Costs	$191,102	$41,874	$153,531
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(3,251)	(3,849)	(3,463)

Bonds, Net of Unamortized Debt Issuance Costs	$99,419	$98,821	$99,207

Total Debt, Net of Unamortized Debt Issuance Costs	$751,464	$615,161	$761,676

% Fixed/Floating
Fixed	74.7%	93.3%	80.0%
Floating	25.3%	6.7%	20.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.91%	3.78%	3.93%
Loans Payable	7.39%	2.52%	6.76%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.90%	3.85%	4.60%

Weighted Average Maturity (Years)
Mortgages Payable	5.3	5.2	5.1

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
$ in Millions
$350
$300
$250
$200
$150
$100
$50
$-
FY 2023
FY 2024
FY 2025
FY 2026
FY 2027
Thereafter
Mortgages
Loans
Bonds

As of March 31, 2023:

Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2023	$13,492	$92,209		$-0-		$105,701	13.9%
2024	-0-	-0-		-0-		-0-	0.0%
2025	121,390	-0-		-0-		121,390	16.0%
2026	38,008	100,000	(1)	-0-		138,008	18.2%
2027	39,694	-0-		102,670	(2)	142,364	18.7%
Thereafter	252,911	-0-		-0-		252,911	33.3%

Total Debt Before Unamortized Debt Issuance Cost	465,495	192,209		102,670		760,374	100.0%

Unamortized Debt Issuance Cost	(4,552)	(1,107)		(3,251)		(8,910)

Total Debt, Net of Unamortized Debt Issuance Costs	$460,943	$191,102		$99,419		$751,464

(1) Represents $100.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.

(2) Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023*	39,285	706	(42)	664

		$66,574	$27,363	$93,937

*For the three months ended March 31, 2023.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	March 31, 2023	March 31, 2022	% Change

Communities	135	128	5.5%
Developed Sites	25,738	24,118	6.7%
Occupied	21,864	20,739	5.4%
Occupancy %	84.9%	86.0%	(110	bps)
Total Rentals	9,328	8,758	6.5%
Occupied Rentals	8,736	8,346	4.7%
Rental Occupancy %	93.7%	95.3%	(160	bps)
Monthly Rent Per Site	$506	$490	3.3%
Monthly Rent Per Home Rental Including Site	$893	$839	6.4%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	2	69	62	7	331	109	32.9%	$185	78	70	89.7%	$1,008
Georgia	1	26	26	-0-	118	-0-	N/A	N/A	-0-	-0-	N/A	N/A
Indiana	14	1,105	893	212	4,016	3,493	87.0%	$465	1,856	1,711	92.2%	$894
Maryland	1	77	10	67	63	62	98.4%	$590	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	864	79.3%	$483	305	282	92.5%	$888
New Jersey	5	390	226	164	1,266	1,221	96.4%	$682	46	42	91.3%	$1,206
New York	8	674	323	351	1,365	1,147	84.0%	$594	451	412	91.4%	$1,027
Ohio	38	2,007	1,516	491	7,255	6,190	85.3%	$464	2,706	2,574	95.1%	$849
Pennsylvania	53	2,409	1,890	519	7,977	6,842	85.8%	$530	2,914	2,728	93.6%	$902
South Carolina	2	63	55	8	319	171	53.6%	$208	104	81	77.9%	$908
Tennessee	7	544	316	228	1,939	1,765	91.0%	$515	868	836	96.3%	$905
Total as of
March 31, 2023	135	7,605	5,539	2,066	25,738	21,864	84.9%	$506	9,328	8,736	93.7%	$893

(1) Total and Vacant Acreage of 220 for Mountain View Estates and 61 for Struble Ridge are included in the above summary.

(2) Includes home and site rent charges.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	12

Same Property Statistics

(dollars in thousands) (unaudited)

	For Three Months Ended
	March 31, 2023	March 31, 2022	Change	% Change
Community Net Operating Income

Rental and Related Income	$43,815	$41,292	$2,523	6.1%
Community Operating Expenses	18,446	17,277	1,169	6.8%

Community NOI	$25,369	$24,015	$1,354	5.6%

	March 31, 2023	March 31, 2022	Change

Total Sites	23,928	23,905	0.1%
Occupied Sites	20,813	20,555	258 sites, 1.3%
Occupancy %	87.0%	86.0%	100 bps
Number of Properties	126	126	N/A
Total Rentals	9,189	8,669	6.0%
Occupied Rentals	8,631	8,259	4.5%
Rental Occupancy	93.9%	95.3%	(140	bps)
Monthly Rent Per Site	$511	$489	4.5%
Monthly Rent Per Home Including Site	$891	$838	6.3%

Same Property includes all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy% at Acquisition	Purchase Price	Price Per Site	Total Acres
2020	2	310	64%	$7,840	$25	48
2021	3	543	59%	$18,300	$34	113
2022	7	1,486	66%	$86,223	$58	461
2023	1	118	0%	$3,650	$31	26

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2023:
134 Communities and 25,600 sites
Acquired in 2023:
1 Community and 100 sites
Joint Venture:
2 Communities and 400 sites
281 acres to be developed into manufactured home communities
Communities
Total - 135
PA 40%
OH 28%
IN 10%
NY 6%
TN 5%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,700 Sites
Acreage
Total - 7,605
Developed
2,910
38%
Vacant
853
11%
Developed
2,629
35%
Vacant
1,213
16%
Marcellus & Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus & Utica Share Acreage

2023 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Mighty Oak	January 19, 2023	GA	118	$3,650	26	0%
Total 2023 to Date			118	$3,650	26	0%

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 59.8 million shares for the three months ended March 31, 2023, and 53.7 million shares for the three months ended March 31, 2022. Common stock equivalents resulting from stock options in the amount of 682,000 for the three months ended March 31, 2023 and 1.4 million shares for the three months ended March 31, 2022 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	15

Press Release Dated May 9, 2023

FOR IMMEDIATE RELEASE	May 9, 2023
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED
MARCH 31, 2023

FREEHOLD, NJ, May 9, 2023........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended March 31, 2023 of $52.6 million as compared to $45.9 million for the quarter ended March 31, 2022, representing an increase of 15%. Net Loss Attributable to Common Shareholders amounted to $5.3 million or $0.09 per diluted share for the quarter ended March 31, 2023 as compared to a Net Loss of $4.3 million or $0.09 per diluted share for the quarter ended March 31, 2022.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $10.6 million or $0.18 per diluted share for the quarter ended March 31, 2023 as compared to $8.5 million or $0.16 per diluted share for the quarter ended March 31, 2022, representing a 13% per diluted share increase. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $11.7 million or $0.20 per diluted share for the quarter ended March 31, 2023, as compared to $10.4 million or $0.19 per diluted share for the quarter ended March 31, 2022, representing a 5% per diluted share increase.

A summary of significant financial information for the three months ended March 31, 2023 and 2022 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	March 31,
	2023	2022

Total Income	$52,607	$45,868
Total Expenses	$45,240	$37,824
Gain (Loss) on Sales on Marketable Securities, net	$(42)	$30,721
Decrease in Fair Value of Marketable Securities	$(2,395)	$(31,750)
Net Loss Attributable to Common Shareholders	$(5,297)	$(4,325)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.09)	$(0.09)
FFO (1)	$10,640	$8,544
FFO (1) per Diluted Common Share	$0.18	$0.16
Normalized FFO (1)	$11,720	$10,413
Normalized FFO (1) per Diluted Common Share	$0.20	$0.19
Diluted Weighted Average Shares Outstanding	59,085	52,301

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	16

A summary of significant balance sheet information as of March 31, 2023 and December 31, 2022 is as follows (in thousands):

	March 31, 2023	December 31, 2022

Gross Real Estate Investments	$1,420,267	$1,391,588
Marketable Securities at Fair Value	$39,285	$42,178
Total Assets	$1,370,341	$1,344,596
Mortgages Payable, net	$460,943	$508,938
Loans Payable, net	$191,102	$153,531
Bonds Payable, net	$99,419	$99,207
Total Shareholders’ Equity	$591,394	$551,196

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2023.

“We are pleased to announce another solid quarter of operating results and an excellent start to 2023. During the quarter, we:

●	Increased Rental and Related Income by 9%;
●	Increased Sales of Manufactured Homes by 70%;
●	Increased Community Net Operating Income (“NOI”) by 7%;
●	Increased Same Property NOI by 6%;
●	Increased Same Property Occupancy by 100 basis points from 86.0% to 87.0%;
●	Decreased our Same Property expense ratio sequentially from 42.6% in the fourth quarter of 2022 to 42.1% at quarter end;
●	Increased our rental home portfolio by 230 homes from yearend 2022 to approximately 9,300 total rental homes, representing an increase of 3%;
●	Acquired one newly developed community containing 118 homesites for a total cost of approximately $3.7 million through our qualified opportunity zone fund;
●	Raised our quarterly common stock dividend by 2.5% to $0.205 per share or $0.82 annually;
●	Amended our unsecured credit facility to expand available borrowings from $100 million to $180 million;
●	Issued and sold approximately 2.1 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $16.83 per share, generating gross proceeds of $34.8 million and net proceeds of $34.3 million, after offering expenses;
●	Issued and sold approximately 874,000 shares of Series D Preferred Stock through our At-the-Market Sale Programs at a weighted average price of $22.52 per share, generating gross proceeds of $19.7 million and net proceeds of $19.3 million, after offering expenses;
●	Subsequent to year end, issued and sold approximately 688,000 shares of Common Stock through our At-the-Market Sale Programs at a weighted average price of $15.03 per share, generating gross proceeds of $10.3 million and net proceeds of $10.2 million, after offering expenses; and
●	Subsequent to year end, issued and sold approximately 278,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $21.76 per share, generating gross proceeds of $6.0 million and net proceeds of $5.9 million, after offering expenses.”

Mr. Landy stated, “Demand for affordable housing in our markets remains robust. During the quarter, we converted 230 homes in inventory to rental units and increased our sales of manufactured homes by 70%. This generated a 100-basis point improvement in same property occupancy, but it is not fully reflected in our first quarter revenue as the majority of the occupancy gains occurred in March. This increase in occupancy, together with rent increases implemented in the first quarter, generated an increase in monthly rental charges of approximately $550,000 as of April 1, 2023, compared to January 1, 2023.”

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	17

“Our homes in inventory are located in high demand areas that will allow us to achieve rapid occupancy gains through the infill of rental units. It will also allow us to generate additional sales and sales profits. Our sales results for the quarter were exceptional. Our gross margin improved from 30% to 32% year over year and our net sales income increased by 129% despite the elevated interest expense.”

“Our same property operating results are in line with our expectations. Revenue for the quarter increased by 6.1% with 6.8% expense growth and 5.6% NOI growth. Our occupancy gains during the quarter and our availability of inventory in good locations give us the ability to achieve high single digit NOI growth this year.”

“One year ago, our results were impacted by a lack of inventory for sale and rent which resulted in limited revenue growth for most of last year. We now have new home inventory in place that will allow us to drive significant earnings growth this year. Interest costs are currently impacting our results, but backlogs have subsided. This change will allow us to order, receive and fully set up homes within two to four months of ordering them which will dramatically reduce our need to carry inventory and reduce our interest expense.”

“We have a proven business plan that has and should continue to generate long-term value for our shareholders.”

UMH Properties, Inc. will host its First Quarter 2023 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Wednesday, May 10, 2023, at 10:00 a.m. Eastern Time.

The Company’s 2023 first quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Wednesday, May 10, 2023, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 7162415. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,700 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding amortization and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 59.8 million shares for the three months ended March 31, 2023 and 53.7 million shares for the three months ended March 31, 2022. Common stock equivalents resulting from stock options in the amount of 682,000 shares for the three months ended March 31, 2023 and 1.4 million shares for the three months ended March 31, 2022 were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three months ended March 31, 2023 and 2022 are calculated as follows (in thousands):

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Loss Attributable to Common Shareholders	$(5,297)	$(4,325)
Depreciation Expense	13,373	11,717
Depreciation Expense from Unconsolidated Joint Venture	159	81
(Gain) Loss on Sales of Investment Property and Equipment	(32)	42
Decrease in Fair Value of Marketable Securities	2,395	31,750
(Gain) Loss on Sales of Marketable Securities, net	42	(30,721)
FFO Attributable to Common Shareholders	10,640	8,544
Redemption of Preferred Stock (2)	-0-	1,032
Amortization of Financing Costs (2)	518	406
Non-Recurring Other Expense (3)	562	431
Normalized FFO Attributable to Common Shareholders (2)	$11,720	$10,413

(2)	Normalized FFO as previously reported for the three months ended March 31, 2022, was $8,975, or $0.17 per diluted share. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months ended March 31, 2023 and 2022. After making these adjustments for the three months ended March 31, 2022, Normalized FFO was $10,413, or $0.19 per diluted share.

(3)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431) and non-recurring expenses for the joint venture with Nuveen ($47), one-time legal fees ($20), fees related to the establishment of the OZ Fund ($33), and costs associated with an acquisition that was not completed ($31) for the three months ended March 31, 2023. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period for the three months ended March 31, 2022.

UMH Properties, Inc. | First Quarter FY 2023 Supplemental Information	19

The following are the cash flows provided by (used in) operating, investing and financing activities for the three months ended March 31, 2023 and 2022 (in thousands):

	2023	2022
Operating Activities	$12,940	$5,608
Investing Activities	(40,195)	34,617
Financing Activities	29,440	138,461

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